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                                                                     Exhibit 31



                Certification Pursuant to Rules 13a-14 and 15d-14

                     of the Securities Exchange Act of 1934


I, Robert E. Busch, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of PSE&G Transition Funding LLC (the Registrant) and other reports containing distribution information for the period covered by the Quarterly Report on Form 10-Q;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information required to be provided to the trustee under the governing documents of the issuer is included in these reports; and

4. Based on my knowledge, Public Service Electric and Gas Company, the Servicer, has complied with its servicing obligations and minimum servicing standards.




         Date: May 10, 2004            /s/ Robert E. Busch
                                       ------------------------------------
                                       Robert E. Busch
                                       PSE&G Transition Funding LLC
                                       Chief Executive Officer and
                                       Chief Financial Officer



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